UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

IBT BANCORP, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

IMPORTANT REMINDER TO SHAREHOLDERS

SPECIAL MEETING IS ONLY ONE MONTH AWAY!

April 16, 2008

Dear Shareholder:

According to our latest records, your proxy has not been received for the special meeting to vote on the merger of IBT Bancorp, Inc. with S&T Bancorp, Inc. This meeting will be held on Tuesday, May 13, 2008.

WE NEED YOUR VOTE. 66 2/3% of the outstanding shares of IBT common stock are required to approve the merger (Proposal #1), excluding shares held by S&T Bancorp, Inc. The IBT board of directors recommends that you vote “FOR” the adoption of the agreement and plan of merger. In addition, the IBT board of directors recommends that you vote “FOR” approval of an amendment to IBT’s restated articles of incorporation (Proposal #2) and “FOR” approval to adjourn the special meeting, if necessary, to solicit additional proxies (Proposal #3).

PLEASE TAKE A MOMENT NOW TO VOTE. IF YOU ARE A REGISTERED HOLDER OF IBT BANCORP, INC. COMMON STOCK, PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY CARD IN THE SELF-ADDRESSED POSTAGE-PAID ENVELOPE PROVIDED. IF YOU HOLD YOUR SHARES THROUGH A BROKER, YOU MAY VOTE BY ANY OF THE THREE METHODS IDENTIFIED BELOW:

1. Vote by telephone:    Call 1-800-690-6903. Have your 12-digit control number listed on your Proxy Card or Voting Instruction Form available and follow the simple instructions.

2. Vote by Internet: Go to www.proxyvote.com. Have your 12-digit control number listed on your Proxy Card or Voting Instruction Form available and follow the simple instructions.

3. Vote by Mail: Vote, sign, date and mail the enclosed Proxy Card or Voting Instruction Form in the postage-paid envelope included for your convenience.

If you have any questions about the merger or the above methods for voting, please call Georgeson, Inc., IBT’s proxy solicitor, at 1-800-368-5948.

YOUR VOTE IS IMPORTANT. THE DEADLINE TO SUBMIT YOUR VOTING INSTRUCTIONS OVER THE TELEPHONE OR THROUGH THE INTERNET IS 11:59 P.M., EASTERN TIME, ON MAY 12, 2008.

Thank you for your response.

Sincerely,

Charles G. Urtin

President and Chief Executive Officer

IBT Bancorp, Inc.